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                                                                    EXHIBIT 99.5

           [LETTERHEAD OF GRAND PRIX ASSOCIATION OF LONG BEACH INC.]


Contact:   Christopher R. Pook
           Chief Executive Officer
           Grand Prix Association of Long Beach, Inc.
           562/981-2600

           A. William Krenn/Cecilia A. Wilkinson
           Pondel Parsons & Wilkinson
           310/207-9300

                                                           FOR IMMEDIATE RELEASE

            GRAND PRIX ASSOCIATION ADDS MAJOR NASCAR RACING EVENTS
            AT GATEWAY INTERNATIONAL AND MEMPHIS MOTORSPORTS TRACKS --Additional Seating Being Installed at Both Facilities to Accommodate Crowds--

       Long Beach, California -- October 29, 1997 -- Grand Prix Association of Long Beach, owner and operator of the Toyota Grand Prix of Long Beach, announced today that its two permanent racing facilities, Memphis Motorsports Park in Tennessee and Gateway International Raceway near St. Louis, will each host popular NASCAR Craftsman Truck Series events in 1998.

       A 266-lap, 200-mile NASCAR Craftsman Truck Series race will be held on the new 3/4-mile Memphis Speedway oval on Sunday, September 13, 1998. The following Saturday, September 19, the trucks will compete at Memphis Motorsports Park's sister track, Gateway International Raceway in Madison, IL, in a 200-mile, 160-lap event on Gateway's 1.25-mile oval track. The races are two of 27 events to be staged in 1998 under the banner of the NASCAR Craftsman Truck Series, which in only three seasons has become one of the most popular of all NASCAR tours.

       "We are delighted that NASCAR is bringing its highly successful Craftsman Truck Series to our new facilities at Memphis Motorsports and Gateway International, and we are confident that motorsports fans will turn out in large numbers to support these events," noted Christopher R. Pook, president of Grand Prix Association of Long Beach.

       "Being selected by NASCAR to host the NASCAR Craftsman Truck Series clearly shows that we are building Grand Prix Association of Long Beach into a year-round company that can attract and stage major motorsports events of all kinds," noted Pook. "Earlier this month, our company reported record revenues and net income for our third fiscal quarter and nine-months period ended August 31, and we expect that the addition of these prestigious NASCAR events will enhance our profitability in 1998 and beyond."

                                    (More)

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Major NASCAR Events
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     Pook added that the races will bring increased national television exposure to both Memphis Motorsports Park and Gateway International. While network schedules for the 1998 NASCAR races have not yet been announced, this season all 26 NASCAR Craftsman Truck Series events were shown on CBS, TBS, TNN, ESPN or ESPN2.

     Memphis Motorsports Park's new oval track will make its debut June 6-7 with a doubleheader featuring the ARCA Bondo/Mar-Hyde stock car series, and the USAC Silver Crown Championship open-wheel cars. The new oval track will initially include 25,000 seats, but will ultmiately be expanded to 50,000 seats, with an additional 20 luxury suites. The NASCAR Craftsman Truck Series event being held at the Memphis Speedway marks the return of NASCAR racing to the Mid-South after a 40-year absence.

     Seating at Gateway International also is being increased by 10,000 to 55,000 seats for the 1998 season. An additional 5,000 seats will be added at the drag strip, bringing the capacity at that facility to 28,000.

     Grand Prix Association of Long Beach is the owner and operator of the Toyota Grand Prix of Long Beach, the annual Indy car race run on the streets of Long Beach, California since 1975. The race is now the second largest Indy car race in the world next to the Indianapolis 500. In addition, the company owns and operates Gateway International Raceway and Memphis Motorsports Park.

     Matters discussed in this release related to Grand Prix Association of Long Beach are forward looking statements that involve risks and uncertainties, and actual results may be materially different. Factors that could cause actual results to differ include: delays in construction; failure to obtain or renew sanctioning and sponsorship agreements for national events; severe and adverse weather conditions; dilution of manpower; seasonality; competition and other risk factors listed in the company's SEC reports, including the 10-QSB for the period ended August 31, 1997.
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